Exhibit 99.1

August 10, 2021

Zeta Announces Second Quarter 2021 Financial Results

•	Revenue increased 39% year over year to $106.9 million

•	Balanced revenue growth contribution between new customers and existing customers

•	Direct platform revenue mix improved to 77% of revenue compared to 74% in the previous quarter

•	Scaled customer count increased to 343 from 333 in the previous quarter

•	Scaled customer average revenue per user (ARPU) increased to $299K from $289K in the previous quarter

NEW YORK — Zeta (NYSE: ZETA), a cloud-based marketing technology company that empowers enterprises to acquire, grow, and retain customers, today announced financial results for the quarter ended June 30, 2021.

“Zeta’s results show its growth rate accelerating during the second quarter, adding over 30 new customers, a 39% increase in revenues, and 106% growth in adjusted EBITDA year over year,” said David A. Steinberg, Co-founder, Chairman & CEO of Zeta. “We are well positioned to benefit from the disruptive pace of digital transformation, with brands seeking solutions that combine scale with precision to extract more value from their first party data. Our software, encompassing patented AI, proprietary data assets, and real-time omnichannel capabilities, was purpose built to empower brands to acquire, grow and retain customer relationships at a higher ROI. A recent study we commissioned from Forrester Consulting showed that brands using the ZMP achieve 50% higher effectiveness on their marketing investments over a period of 3 years.”

“Our strong second-quarter performance reflects our solid execution and continued focus on our core growth drivers,” said Chris Greiner, Zeta’s CFO. “Scaled customers, which we define as customers with at least $100,000 of revenue over the last twelve months, are an important cohort for Zeta and represent most of our revenue. On a sequential basis, we increased scaled customer count and scaled customer ARPU. We saw sales productivity continue to ramp in the quarter. With these tailwinds and our improving revenue visibility in mind, our outlook for revenue and adjusted EBITDA for the third quarter and full year 2021 has improved.”

Second Quarter 2021 Financial Highlights

(Unless otherwise noted, all comparisons are to the second quarter of 2020)

•	Total revenue of $106.9 million, an increase of 39%.

•	Balanced revenue growth contribution between new customers and existing customers.

•	Direct platform revenue mix improved to 77% of total revenue compared to 74% in the previous quarter.

•	Broad-based double-digit growth in 12 out of 15 verticals.

•	Strong growth in both US and international markets, at 39% and 33% respectively.

•	Significant omnichannel growth highlighted by nearly 500% revenue growth in connected TV (CTV).

•	Scaled customer count of 343 compared to 333 in the previous quarter.

•	Scaled customer ARPU over $299,000 compared to $289,000 in the previous quarter.

•	Operating loss of $122.3 million, compared to an operating loss of $6.6 million, driven primarily by $119.3 million of stock-based compensation expense compared to $0.03 million.

•	Net loss of $94.9 million, compared to a net loss of $15.1 million.

•	Adjusted EBITDA of $11.4 million, compared to $5.5 million.

•	Diluted loss per share of $1.92, compared to a diluted loss per share of $0.58.

Second Quarter 2021 Business Highlights

•

Announced a partnership with Dun & Bradstreet (D&B) to bring Zeta’s core solution to the B2B market. As part of the agreement, D&B will become an important multi-year scaled customer. D&B noted that they chose Zeta because of the breadth of its online data, its ability to combine data inflows seamlessly, its omnichannel platform capabilities, and its ability to deliver measurable results.

•

Grew the scale of Zeta’s identity graph to over 515 million individuals globally (from 500 million in the previous quarter) and over 225 million individuals in the US (from 220 million in the previous quarter).

•

Increased sophistication of Zeta’s CTV offering with CTV Genre and Content Targeting, which allows marketers to reach their target audiences in specific context within specific shows. Also developed a CTV Content Consumption Household Index to provide clients with deep insights into what content their target households are watching to inform their go forward media plans and creative strategy.

•

Created a new way for brands to rapidly onboard their first party data and a faster, more automated path to campaign activation through “low code onboarding” which eliminates the implementation dependency on enterprise IT resources and reduces the ramp time for Zeta from weeks or months to days.

•

Released a Total Economic Impact (TEI) study with Forrester Consulting that revealed 50% higher customer acquisition effectiveness on marketing investments and accelerated revenue over a period of three years among interviewed Zeta Marketing Platform (ZMP) customers that activate the company’s proprietary data.

•

Announced the appointment of Crystal Eastman as Zeta’s first ever Chief Marketing Officer (CMO). Ms. Eastman who previously served in senior leadership roles with The Trade Desk, American Express, and BlackRock will lead Zeta’s global marketing and communications organizations.

Third Quarter and Full Year 2021 Guidance

Zeta anticipates revenue and adjusted EBITDA to be in the following ranges:

Third quarter 2021

•

Revenue of $108 million to $111 million, a year-over-year increase of 13% to 16%. Excluding $3 million of non-recurring revenue associated with the U.S. presidential election cycle in the third quarter of 2020, the guidance represents a year-over-year increase of 17% to 20%.

•	Adjusted EBITDA in the range of $13.0 million to $13.5 million, a year-over-year increase of 6% to 10% and an adjusted EBITDA margin of 11.7% to 12.5%.

Full year 2021

•

Revenue of $432 million to $436 million, a year-over-year increase of 17% to 19%. Excluding $15 million of non-recurring revenue associated with the U.S. presidential election cycle in the second half of 2020 (with $3 million in the third quarter of 2020 and $12 million in the fourth quarter of 2020), the guidance represents a year-over-year increase of 22% to 24%.

•	Adjusted EBITDA in the range of $55.5 million to $57.5 million, a year-over-year increase of 40% to 45% and an adjusted EBITDA margin of 12.7% to 13.3%.

Investor Conference Call and Webcast

Zeta will host a conference call today, Tuesday, August 10, 2021, at 5pm Eastern Time to discuss financial results for the second quarter of 2021. The live webcast of the conference call can be accessed from the Company’s investor relations website, https://investors.zetaglobal.com/ where it will remain available for one year.

About Zeta

Zeta Global Holdings Corp. is a leading data-driven, cloud-based marketing technology company that empowers enterprises to acquire, grow and retain customers for a lower cost than they can achieve without us. The Company’s Zeta Marketing Platform (the “ZMP”) is the largest omnichannel marketing platform with identity data at its core. The ZMP analyzes billions of structured and unstructured data points to predict consumer intent by leveraging sophisticated artificial intelligence to personalize experiences at scale. Founded in 2007 by David A. Steinberg and John Sculley, the Company is headquartered in New York City. For more information, please go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: the impact of COVID-19 on the global economy, our customers, employees and business; potential fluctuations in our operating results, which could make our future operating results difficult to predict; our ability to innovate and make the right investment decisions in our product offerings and platform; our ability to attract and retain customers, including our scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The third quarter and full year 2021 guidance items provided herein are based on Zeta’s current estimates and are not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Zeta undertakes no duty to update any forward-looking statements or estimates.

The Following Definitions Apply to the Terms Used Throughout This Release

•

Scaled Customers: We define scaled customers as customers from which we generated more than $100,000 in revenue per year. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.

•

Scaled Customer ARPU: We calculate the scaled customer ARPU as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business

•

Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it Direct Platform Revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered Integrated Platform Revenue.

Non-GAAP Measures

In order to assist readers of our condensed unaudited consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit)/provision, acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain non-recurring IPO related expenses and other (income)/expense. Acquisition related expenses and restructuring expenses are acquisition related expenses and primarily consist of severance and other personnel-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other (income)/expense consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.

Adjusted EBITDA margin is a non-GAAP metric defined as adjusted EBITDA divided by the total revenues for the same period. Adjusted EBITDA and adjusted EBITDA margin provide us with a useful measure for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Our use of adjusted EBITDA and adjusted EBITDA margin has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking non-GAAP Adjusted EBITDA and Adjusted EBITDA margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA and Adjusted EBITDA margin guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Idalia Rodriguez

ir@zetaglobal.com

Press

Megan Rose

press@zetaglobal.com

PART I - FINANCIAL INFORMATION

Item 1.	Financial Statements

Condensed Unaudited Consolidated Balance Sheets

(In thousands, except shares, per share and par values)

	As of June 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$113,568	$50,725
Accounts receivable, net of allowance of $2,066 and $2,207 as of June 30, 2021 and December 31, 2020, respectively	72,044	79,366
Prepaid expenses	2,662	3,903
Other current assets	6,122	7,374

Total current assets	194,396	141,368

Property and equipment, net	5,738	6,117
Website and software development costs, net	38,615	32,891
Intangible assets, net	32,734	28,591
Goodwill	81,924	76,432
Deferred tax assets,	199	366
Other non-current assets	905	521

Total non-current assets	160,115	144,918

Total assets	$354,511	$286,286

LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$30,869	$40,976
Accrued expenses	48,867	44,622
Acquisition related liabilities	6,275	6,018
Deferred revenue	3,612	4,053
Other current liabilities	7,356	8,310

Total current liabilities	96,979	103,979

Non-current liabilities:
Long term borrowings	183,443	189,693
Acquisition related liabilities	18,446	17,137
Warrants and derivative liabilities	—	58,100
Other non-current liabilities	2,585	2,387

Total non-current liabilities	204,474	267,317

Total liabilities	301,453	371,296

Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock $0.001 per share par value, up to 60,137,979 shares authorized and 39,223,194 shares issued and outstanding as of December 31, 2020	—	154,210
Stockholders’ equity / (deficit):
Series A common stock $0.001 per share value, up to 204,220,800 shares authorized, 112,012,693 shares issued and outstanding as of December 31, 2020	—	112
Treasury common stock, 8,195,464 shares repurchased at a weighted average price of $2.86 per share	(23,469)	(23,469)
Series B common stock $0.001 per share par value, up to 3,400,000 shares authorized, 3,054,318 shares issued and outstanding as of December 31, 2020	—	3
Class A common stock, par value $0.001 per share par value, up to 3,750,000,000 shares authorized and 152,270,401 shares issued and outstanding as of June 30, 2021	152	—
Class B common stock, par value $0.001, up to 50,000,000 shares authorized and 37,856,095 shares issued and outstanding as of June 30, 2021	38	—
Additional paid-in capital	439,999	28,425
Accumulated deficit	(361,550)	(242,254)
Accumulated other comprehensive loss	(2,112)	(2,037)

Total stockholders’ equity / (deficit)	53,058	(239,220)

Total liabilities and stockholders’ equity / (deficit)	$354,511	$286,286

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues	$106,896	$77,130	$208,359	$158,390

Operating expenses:
Cost of revenues (excluding depreciation and amortization)(1)	42,212	29,296	81,184	59,825
General and administrative expenses(1)	65,907	17,327	85,039	36,120
Selling and marketing expenses(1)	82,845	16,842	103,415	36,090
Research and development expenses(1)	26,503	8,161	36,287	16,884
Depreciation and amortization	11,235	10,497	21,352	20,038
Acquisition related expenses	329	1,156	1,036	3,091
Restructuring expenses	150	498	437	1,691

Total operating expenses	229,181	83,777	328,750	173,739

Loss from operations	(122,285)	(6,647)	(120,391)	(15,349)
Interest expense	1,402	4,382	4,363	8,725
Other (incomes) / expenses, net	(749)	(471)	535	(358)
Gain on extinguishment of debt	(10,000)	—	(10,000)	—
Change in fair value of warrants and derivative liabilities	(18,600)	4,100	5,000	6,700

Total other (incomes) / expenses	(27,947)	8,011	(102)	15,067

Loss before income taxes	(94,338)	(14,658)	(120,289)	(30,416)
Income tax provision / (benefit)	584	396	(993)	1,018

Net loss	$(94,922)	$(15,054)	$(119,296)	$(31,434)

Other comprehensive loss:
Foreign currency translation adjustment	(129)	(47)	(75)	(788)

Total comprehensive loss	(95,051)	(15,101)	(119,371)	(32,222)

Net loss per share
Net loss	(94,922)	$(15,054)	$(119,296)	$(31,434)
Cumulative redeemable convertible preferred stock dividends	3,166	3,716	7,060	7,376

Net loss available to common stockholders	$(98,088)	$(18,770)	$(126,356)	$(38,810)

Basic loss per share	$(1.92)	$(0.58)	$(3.01)	$(1.19)
Diluted loss per share	$(1.92)	$(0.58)	$(3.01)	$(1.19)
Weighted average number of shares used to compute net loss per share
Basic	51,202,335	32,362,610	41,973,595	32,607,382
Diluted	51,202,335	32,362,610	41,973,595	32,607,382

(1)	The Company recorded the total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Cost of revenues (excluding depreciation and amortization)	266	—	266	—
General and administrative expenses	42,625	27	42,625	53
Selling and marketing expenses	59,512	—	59,512	—
Research and development expenses	16,867	—	16,867	—

Total	119,270	27	119,270	53

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(119,296)	$(31,434)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,352	20,038
Stock-based compensation	119,270	53
Deferred income taxes	(1,641)	290
Change in fair value of warrant and derivative liabilities	5,000	6,700
Gain on extinguishment of debt	(10,000)	—
Others, net	1,067	1,843
Changes in non-cash working capital (net of acquisitions):
Account receivable	8,165	32,478
Prepaid expenses	1,241	641
Other current assets	1,252	1,025
Other non-current assets	(384)	266
Deferred revenue	(440)	446
Accounts payable	(14,083)	8,324
Accrued expenses and other current liabilities	1,502	(31,503)
Other non-current liabilities	198	504

Net cash provided by operating activities	13,203	9,671

Cash flows from investing activities:
Capital expenditures	(4,381)	(1,024)
Website and software development costs	(9,529)	(11,738)
Business and asset acquisitions, net of cash acquired	(2,159)	—

Net cash used for investing activities	(16,069)	(12,762)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	127,363	—
Cash paid for acquisition related liabilities	(64)	(496)
Proceeds from term loan, net of issuance cost	183,311	—
Proceeds from paycheck protection program loan	—	10,000
Repurchase of restricted stock	(64,130)	—
Exercise of warrants	41	—
Repayments against the credit facilities	(180,745)	(3,500)

Net cash provided by financing activities	65,776	6,004

Effect of exchange rate changes on cash and cash equivalents	(67)	(49)

Net increase in cash and cash equivalents and restricted cash	62,843	2,864

Cash and cash equivalents and restricted cash, beginning of period	50,725	37,818

Cash and cash equivalents and restricted cash, end of period	$113,568	$40,682

Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest	$4,377	6,990
Cash paid for income taxes, net	$941	$672
Contingent consideration liability established in connection with acquisitions	$1,630	$—
Shares issued in connection with acquisitions and other agreements	$5,454	$423
Dividends on redeemable convertible preferred stock settled in Company’s equity	$60,082	$—
Non-cash settlement of warrants and derivative liabilities	$63,100	$—
Capitalized stock-based compensation expense as website and software development costs	$7,505	$—

ZETA GLOBAL HOLDINGS CORP.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(94,922)	$(15,054)	$(119,296)	$(31,434)
Net income (loss) margin	(88.9)%	(19.5)%	(57.3)%	(19.9)%
Add back:
Interest expense	1,402	4,382	4,363	8,725
Depreciation and amortization	11,235	10,497	21,352	20,038
Stock-based compensation	119,270	27	119,270	53
IPO related expenses	2,705	—	2,705	—
Gain on extinguishment of debt	(10,000)	—	(10,000)	—
Income tax provision / (benefit)	584	396	(993)	1,018
Acquisition related expenses	329	1,156	1,036	3,091
Restructuring expenses	150	498	437	1,691
Change in fair value of warrants and derivative liabilities	(18,600)	4,100	5,000	6,700
Other income / (expense)	(749)	(471)	535	(358)

Adjusted EBITDA	$11,404	$5,531	$24,409	$9,524

Adjusted EBITDA margin	10.7%	7.2%	11.7%	6.0%